UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 3, 2005

VIEWPOINT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (state or other juris- diction of incorporation)	0-27168 (Commission File Number)	95-4102687 (I.R.S. Employer (Identification No.)

498 Seventh Avenue, Suite 1810, New York, NY (Address of principal executive offices)		10018 (Zip Code)

Registrant’s telephone number, including area code: (212) 201-0800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (se General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition

As previously reported, on January 3, 2005, Viewpoint Corporation completed the acquisition of all of the outstanding capital stock of Unicast Communications Corp.

On January 7, 2005, Viewpoint filed a current report on Form 8-K disclosing the completion of the acquisition but omitted the financial statements of the business acquired (required by Item 9(a) of Form 8-K) and the pro forma financial information (required by Item 9(b) of Form 8-K) as it was permitted to do pursuant to Item 9(a)(4) and Item 9(b)(2) of Form 8-K because audited financial statements of Unicast were not available at the time of the acquisition.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of the Business Acquired.

The financial statements of Unicast and the report of Tarlow & Co., C.P.A.'s, the independent public accountants relating to such financial statements are attached hereto as Exhibit 99.2.

(b)	Pro Forma Financial Information.

The unaudited pro forma combined condensed financial statements of Viewpoint are attached as Exhibit 99.3, and are not necessarily indicative of the results that actually would have been attained if the acquisition had been in effect on the dates indicated or that may be attained in the future. Such statements should be read in conjunction with the historical financial statements of Viewpoint and Unicast.

(c)	Exhibits.

2.1

Stock Purchase Agreement between Viewpoint Corporation and the selling stockholders of Unicast Communications Corp. (incorporated by reference from Exhibit 2.2 to Viewpoint’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 16, 2005 (File No. 000-27168))

10.1

Registration Rights Agreement between Viewpoint Corporation and the selling stockholders of Unicast Communications Corp. (incorporated by reference from Exhibit 10.22 to Viewpoint’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 16, 2005 (File No. 000-27168))

23.1	Consent of Tarlow and Co., C.P.A.
99.1	Press release issued by Viewpoint Corporation on January 3, 2005 (previously filed).
99.2	December 31, 2004 audited financial statements of Unicast Communications Corp.
99.3	Pro forma condensed, combined balance sheet as of December 31, 2004 and pro forma condensed, combined statements of operations for the year ended December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT CORPORATION

/s/ William H. Mitchell
William H. Mitchell
Chief Financial Officer

Dated: March 21, 2005